Exhibit 99.1

No. of Shares ___

FORM OF PROXY

HEARx LTD.

1250 Northpoint Parkway, West Palm Beach, Florida 33407

SPECIAL MEETING OF SHAREHOLDERS

                    , 2002

      The undersigned hereby appoints Paul A. Brown and Stephen J. Hansbrough (Alternative:                     ), or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of HEARx LTD. common stock of the undersigned in HEARx LTD. at the Special Meeting of Shareholders to be held                     , at           a.m., local time, on                                         , 2002, and at any adjournments thereof, as specified below:

1.	Proposal to approve the issuance of HEARx common stock in connection with the plan of arrangement with Helix Hearing Care of America Corp., and all the transactions contemplated by the arrangement.

      ☐  FOR                      ☐  AGAINST                      ☐  ABSTAIN

2.	Proposal to approve an amendment to our restated certificate of incorporation to increase the number of shares of our common stock and preferred stock authorized for issuance.

☐  FOR                      ☐  AGAINST                      ☐  ABSTAIN

3.	Proposal to approve an amendment to our restated certificate of incorporation to change our name to “HearUSA, Inc.”

☐  FOR                      ☐  AGAINST                      ☐  ABSTAIN

4.    Proposal to approve the adoption of the HearUSA 2001 Flexible Stock Plan.

☐  FOR                      ☐  AGAINST                      ☐  ABSTAIN

5.	In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon such other business as may properly come before the meeting.

Please sign and date on reverse side of this proxy.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 through Proposal 4 and at the discretion of the proxies with respect to any matters referred to in Proposal 5. This proxy is being solicited by the board of directors and the management of HEARx Ltd. A shareholder has the right to appoint a person or company (who need not be a shareholder), other than the persons designated as proxies herein, as proxyholder to represent the shareholder at the special meeting by striking out the names of the persons so designated and inserting the name of the chosen proxyholder in the blank space provided for that purpose, or by completing and signing another proper form of proxy.

Dated:                    , 2002

Please sign exactly as name appears in left. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

_______________________________________
Signature

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Title

This proxy is solicited by the Board of Directors.

If no specification is made, this Proxy will be voted
FOR all of the Proposals.